Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-262754) of Rafael Holdings, Inc. of our report dated October 18, 2021, relating to the consolidated financial statements of Rafael Holdings, Inc. as of July 31, 2021 and 2020 and for the years then ended included in its Annual Report on Form 10-K for the year ended July 31, 2021. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ CohnReznick LLP

New York, New York

February 28, 2022